                                      PACIFICORP

                            COMPENSATION REDUCTION PLAN

                                  DECEMBER 1, 1994

                        (AS AMENDED THROUGH AMENDMENT NO. 3)






PACIFICORP
AN OREGON CORPORATION
700 NE MULTNOMAH
PORTLAND, OREGON  97232                                               COMPANY


                                     [LETTERHEAD]

                                  TABLE OF CONTENTS


                                                                          PAGE
                                                                          ----
1.   ADMINISTRATION; PLAN YEAR                                            1

2.   ELIGIBILITY                                                          2

3.   DEFERRAL ELECTION                                                    2

4.   DEFERRED COMPENSATION ACCOUNTS                                       3

5.   TRUST                                                                5

6.   TIME AND MANNER OF PAYMENT                                           6

7.   DEATH OR DISABILITY                                                  8

8.   WITHDRAWALS                                                         10

9.   SUPPLEMENTAL PENSION BENEFIT                                        11

10.  AMENDMENT; TERMINATION                                              11

11.  CLAIMS PROCEDURE                                                    13

12.  GENERAL PROVISIONS                                                  14

13.  EXPENSES                                                            15

14.  EFFECTIVE DATE                                                      15


                                   INDEX OF TERMS


                                          SECTION                      PAGE
                                          -------                      ----
Accounts                                       4.1                        3
Advisory Boards                                2.1(b)                     2
Change in Control                              10.4                      12
Code                                           3.3                        2
Committee                                      1.2                        1
Common Stock                                   3.3                        2
Company                                        Preamble                   1
Compensation                                   3.2                        2
Controlled Group of Corporations               6.1(b)                     6
Credit Account                                 4.3                        4
Deferred Election                              3.1                        2
Disabled                                       7.6                        9
Employer                                       1.1                        1
Financial Hardship                             8.2                       10
LTIP                                           3.3                        2
Participant                                    2.2                        2
Plan                                           1                          1
Plan Year                                      1.3                        1
Restricted Stock Awards                        3.3                        2
Retirement Plan                                6.3(a)                     7
Stock Account                                  4.2                        4
Trust                                          5.1                        5
Years of Service                               6.3(b)                     7


                                   PACIFICORP

                            COMPENSATION REDUCTION PLAN

                                  DECEMBER 1, 1994

                          (AS AMENDED BY AMENDMENT NO. 3)


PACIFICORP
AN OREGON CORPORATION
700 NE MULTNOMAH
PORTLAND, OREGON  97232                                           "COMPANY"


          The Company adopts this Compensation Reduction Plan (the "Plan") as a nonqualified plan of deferred compensation for directors and a select group of management or highly compensated employees. The purpose of the Plan is to provide an additional benefit to eligible directors and employees as a means to attract and retain highly effective individuals. Furthermore, by allowing Participants to elect to have their deferred compensation adjusted by the performance of Company stock, the Plan provides a vehicle for further incentive to improve the economic return to shareholders.

     1.   ADMINISTRATION; PLAN YEAR.

          1.1 The Plan shall apply to the Company and affiliates of the Company for whom an eligible employee or director performs services. The term "Employer" refers to the Company or such affiliate for which such services are performed.

          1.2 This Plan shall be administered by the Personnel Committee of the Board of Directors of the Company (the "Committee"). The Committee shall interpret the Plan, determine eligibility and the amount of benefits, maintain records, determine interest rates and stock credits and generally be responsible for seeing that the purposes of the Plan are accomplished. The Committee may delegate all or part of its administrative duties to others.

          1.3 The fiscal year of the Plan (the "Plan Year") shall be a calendar year.

          1.4 The Plan is unfunded for tax purposes and for purposes of Title I of ERISA.

     2.   ELIGIBILITY.

          2.1  The following persons shall be eligible to participate in this
Plan:

               (a)  A director of the Company;

               (b) A member of the Advisory Boards of Pacific Power and Light Company and Utah Power and Light Company (together the "Advisory Boards");

               (c)  An executive officer of the Company; and

               (d) Any other employee of the Company or an affiliate who is designated in writing for participation in the Plan by the Chief Executive Officer of the Company.

          2.2 An eligible employee or director who elects to defer Compensation or Restricted Stock Awards pursuant to Section 3 for any Plan Year shall participate in the Plan (a "Participant").

     3.   DEFERRAL ELECTION.

          3.1 An eligible employee or director may elect to participate for each Plan Year by completing a form prescribed by the Committee (a "Deferral Election"), signing it and returning it to the Committee. The Deferral Election may provide for a deferral of Compensation under 3.2 or deferral of Restricted Stock Awards under 3.3, or both.

          3.2 "Compensation" means an eligible director's retainer and fees and an eligible employee's salary and bonus earned within the Plan Year for which a Deferral Election is made. The Deferral Election shall designate a dollar amount or percentage to be deferred out of the director's annual retainer and/or fees, or the employee's annual salary and/or bonus, which dollar amount or percentage may be different as between retainer and fee, or salary and bonus. The minimum annual retainer deferred shall be $3,600 and the minimum monthly salary deferred shall be $300.

          3.3 "Restricted Stock Award" means a grant to a Participant of restricted Common Stock of the Company (the "Common Stock") under the PacifiCorp Long-Term Incentive Plan, as amended by the 1993 Restatement (the "LTIP"), or under another plan or arrangement providing for the grant of Common Stock in connection with performance of services that is not substantially vested for purposes of Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"). The Deferral Election for a Plan Year shall apply to any portion of a Restricted Stock Award that vests within the 12-month period starting on May 1 of such Plan

Year, and such portion shall be considered as vested based on actions required to be taken during such Plan Year. The Participant may elect deferral of all or one-half of such portion, except that no deferral shall be allowed of a Restricted Stock Award as to which the Participant has made an election under Section 83(b) of the Code.

          3.4 To be effective for a Plan Year, the Deferral Election must be returned before January 1 of the Plan Year, except as follows:

               (a) The Deferral Election of an eligible employee's 1994 bonus must be returned by December 30, 1994.

               (b) The Deferral Election of an eligible employee's Restricted Stock Award granted under the LTIP or an individual agreement and becoming vested as of a date in February 1995 based on actions required to be taken in 1994 must be returned by December 30, 1994.

               (c) A Participant who becomes eligible under 2.1 during a Plan Year may return a Deferral Election for that Plan Year within 30 days after the eligibility date. Such Deferral Election shall be effective for Compensation and Restricted Stock Awards for such Plan Year that are payable after the eligibility date.

          3.5 The Employer shall reduce the Participant's Compensation by the amounts deferred and shall credit such amounts and any deferred Restricted Stock Awards to the Participant's Account(s) as provided under Section 4. Amounts due for FICA taxes on an employee-Participant's elected amounts, including all deferred Compensation and Restricted Stock Awards, will be withheld from the Participant's remaining nondeferred Compensation. If an employee-Participant has no remaining nondeferred Compensation, such employee-Participant shall pay cash to the Employer in an amount sufficient to cover amounts due for FICA taxes on the employee-Participant's deferrals.

     4.   DEFERRED COMPENSATION ACCOUNTS.

          4.1 Each Participant shall have one or two Accounts in the Plan: a Stock Account and/or a Credit Account (individually, an "Account" and collectively, the "Accounts"). Compensation deferred by a Participant under
Section 3 shall be credited to the Stock Account or Credit Account as elected by the Participant in the Deferral Election. Such election may be divided between the two Accounts in increments of 25 percent of the deferred Compensation governed by the election, except as provided in 4.4. An election between the Stock Account or the Credit Account shall be irrevocable as to the deferred Compensation covered by the election. Restricted Stock Awards deferred by a Participant under Section 3 shall be credited to the Stock Account.

          4.2 A Participant's Stock Account shall be denominated in shares of the Company's publicly traded common stock ("Common Stock"), including fractional shares. With respect to each amount of Compensation deferred to the Stock Account, the Participant's Stock Account shall be credited with a number of shares equal to the deferred Compensation divided by the market value of the Common Stock on the day the deferred Compensation would have been paid had it not been deferred. As of each date for payment of dividends on the Common Stock, the Participant's Stock Account shall be credited with an additional number of shares (including fractional shares) equal to the amount of dividends that would be paid on the number of shares recorded as the balance of the Stock Account as of the record date for such dividend divided by the market value per share of Common Stock on such payment date. Market value for purposes of this section shall be the closing price on the New York Stock Exchange as of the relevant date. If the day to be used for valuing Common Stock in a deferral of Compensation or a dividend payment date is not a trading day, market value shall be taken from the last preceding trading day.

          4.3 A Participant's Credit Account shall be denominated in dollars. As of each date on which a Participant would have received Compensation deferred to the Credit Account had it not been deferred, the amount of the deferred Compensation shall be credited to the Participant's Credit Account. The Credit Account also shall be credited with interest on the balance in the Account until the entire Account has been paid out. Interest shall be compounded monthly at the rate determined as of the last business day of the preceding calendar quarter. The rate of interest shall be the Moody's Intermediate Corporate Bond Yield for Aa rated Public Utility Bonds. If the index described in the foregoing sentence ceases to exist, the rate of interest shall be determined under the most nearly comparable index as selected by the Committee.

          4.4 A Participant shall be permitted to transfer amounts from the Credit Account to the Stock Account up to two times each year. Such transfers shall be permitted within a period commencing with the third business day following each date on which the Company releases its earnings report for the preceding calendar quarter and ending with the twelfth business day following such date. The minimum amount of each transfer shall be $2,000.

          4.5 The Accounts shall be established solely for the purpose of measuring the amount owed to a Participant under the Plan and shall not give Participants any ownership rights in any assets of the Company or the Trust.

          4.6 The Plan shall accept and hold amounts transferred from the PacifiCorp Holdings, Inc. Executive Deferred Compensation Plan, formerly the Pacific Telecom, Inc. Executive Deferred Compensation Plan (the PHI Plan), as follows:

               (a) The amounts transferred shall be for Participants who are removed from participation in the PHI Plan pursuant to 2.1(a) of the PHI Plan.

               (b) The transferred amounts shall be credited to the Participant's Stock Account and/or Credit Account under 4.1 based on an election made by the Participant at the time of transfer.

               (c) The transferred amounts shall be paid to the Participant in accordance with the payment forms and elections made by the Participant under the PHI Plan, but shall be an obligation of the Company.

               (d) The trustee of the Trust shall accept assets related to the transferred amount from the trustee of the trust established for the PHI Plan, shall pay to the Company any transferred amount as to which the Participant has elected placement in the Credit Account, and shall hold any remaining transferred amounts in the Trust.

     5.   TRUST.

          5.1 The Company shall establish a trust with a financial institution for payment of benefits under the Stock Account described in 4.2 (the "Trust"). The Trust may be established by amendment to the PacifiCorp Supplemental Executive Retirement Trust or by separate agreement. The Trust shall be a grantor trust for tax purposes and shall provide that any assets contributed to the trustee shall be used exclusively for payment of benefits under 4.2 of this Plan except in the event the Company becomes insolvent, in which case the trust fund shall be held for payment of the Company's obligations to its general creditors. The Trust shall further provide that all rights associated with the assets of the Trust shall be exercised by the trustee, or a person designated by the trustee, and in no event shall be exercisable by or rest with Participants.

          5.2 The Company shall periodically contribute to the Trust the amounts necessary to purchase Common Stock equal to the total balance of all Stock Accounts. Such contributions shall be held in a separate fund within the Trust for the sole purpose of paying benefits under the Plan measured by Stock Accounts, except as provided in the Trust document upon the Company's insolvency. The assets of such fund shall be invested by the trustee in Common Stock. If the assets of such fund exceed the total balance of all Stock Accounts, the excess shall be retained in the fund until reduced by payment of benefits.

          5.3 The Company may, in its discretion, contribute amounts to the Trust to be held in a separate fund for the sole purpose of paying benefits under the Plan measured by the Credit Accounts described in 4.3, except as provided in the Trust document upon the Company's insolvency. The assets of such fund shall be invested by the trustee in accordance with instructions by the Committee. If the assets of such fund exceed the total balance of all Credit Accounts, the excess shall be retained in the fund until reduced by payment of benefits.

          5.4 Common Stock included in any deferred Restricted Stock Award shall be transferred to the Trustee as soon as practicable after the date that such Restricted Stock Award vests, which date may be after the end of the Plan Year for which the Deferral Election was made.

     6.   TIME AND MANNER OF PAYMENT.

          6.1 A benefit based on the Participant's deferrals shall be paid to the Participant at a time determined as follows:

               (a) A benefit derived from deferral of Compensation or from deferral of Restricted Stock Awards receivable as a member of the Company's Board of Directors or the Advisory Boards shall be payable upon termination of membership of the Participant on such Board of Directors and Advisory Boards.

               (b) A benefit derived from deferral of Compensation or from deferral of Restricted Stock Awards receivable as an employee shall be payable upon termination of all employment with the controlled group of corporations, as defined in
          Section 1563(a) of the Code, of which the Company is a member.

               (c) A benefit derived from deferral of Compensation or from deferral of Restricted Stock Awards with respect to which the Participant elected payment on a date certain under 6.5(c) shall be payable on that date.

          6.2 The total benefit payable to a Participant shall be an amount equal to the Participant's Accounts. Subject to 6.4, the method of payment shall be determined as follows:

                    (a) An amount payable to an employee-Participant upon a termination of employment described in 6.1(b) that does not constitute a retirement under 6.3 shall be paid as soon as practicable after the January 15 following the employment termination.

               (b) An amount payable in circumstances other than those described in (a) shall be paid by the method selected by the Participant under 6.5.

          6.3 An employee-Participant's termination of employment shall constitute a retirement if:

               (a) The employee-Participant qualifies at the time of employment termination for early, normal or deferred retirement under the PacifiCorp Retirement Plan (the
          "Retirement Plan"); or

               (b) At the time of employment termination the employee-Participant is not covered by the Retirement Plan, has attained age 55 and has completed five "Years of Service" under the definition of such term in that Retirement Plan as in effect at the time this Plan is adopted.

          6.4 Subject to 8.1, benefits payable to a Participant from a Stock Account shall only be paid to such Participant as a distribution of Common Stock plus cash for fractional shares of Common Stock credited to such Participant's Stock Account.

          6.5 In the Participant's Deferral Election the Participant shall select the method of payment under 6.2(a) from among the following:

               (a) A lump sum from the Credit Account and a distribution of Common Stock plus cash for fractional shares from the Stock Account, both as soon as practicable after the January 15 following the termination of membership on the Board of Directors or Advisory Boards, or employment.

               (b) Substantially equal annual installments of cash from the Credit Account and Common Stock and cash for fractional shares from the Stock Account beginning, both as soon as practicable after the January 15 following the termination of membership on the Board of Directors or Advisory Boards, or employment and continuing for 5, 10 or 15 years.

               (c) A lump sum from the Credit Account and a distribution of Common Stock plus cash for fractional shares from the Stock Account, both as soon as practicable after a date certain.

          6.6 A Participant's selection under 6.5 shall be irrevocable for deferrals credited to the Participant's Account(s) while the selection is in effect and any interest credited thereto. Upon application from a Participant at the time of termination of membership on the Board of Directors or Advisory Boards, termination of employment or at the date certain specified in such Participant's Deferral Election, the Company, in its sole discretion, may change the form of payment. The application shall be submitted to the Committee, which shall transmit it to the Company. The Company shall consider its capital requirements and the effective cost of funds. If the Company modifies the form of payment, such a change may require a reduction in the rate of interest credited to the Participant's Credit Account to three percentage points less than the rate stated in 4.3, or such a change may require the Company to reduce the total value of Participant's Stock Account by a specified discount determined upon such application.

          6.7 The Employer may withhold from any payments any deductions required by law. If payments of cash are insufficient to cover the entire amount required to be withheld, the Employer may withhold the required amounts from nondeferred Compensation or require the Participant to pay such amounts.

     7.   DEATH OR DISABILITY.

          7.1 Regardless of the provisions of Section 6, amounts payable to a Participant thereunder shall be payable under 7.2 through 7.6 on the Participant's death or disability.

          7.2  On death, the amount payable shall be paid as follows:

               (a) If the recipient is the surviving spouse and the Participant had selected an installment payout, by installments in accordance with the selection under 6.5, beginning within 60 days after the Participant's death.

               (b) In all other cases, by a lump sum from the Credit Account and a distribution of Common Stock plus cash for fractional shares from the Stock Account, payable within 60 days after the Participant's death.

          7.3 An amount payable on death of a Participant shall be paid to the Participant's beneficiary in the following order of priority:

               (a) To the surviving beneficiaries designated by the Participant in writing to the Committee.

               (b)  To the Participant's estate.

          7.4 If a surviving spouse is receiving installments from a Credit Account and dies when a balance remains in one or both Accounts, the balance shall be paid to the spouse's estate in a lump sum from the Credit Account and a distribution of Common Stock plus cash for fractional shares from the Stock Account.

          7.5 A Participant temporarily disabled while employed or receiving long-term disability benefits under a plan described in 7.6 shall be treated as employed, and no payments will be made under this Plan. If disability benefits stop and disability continues, the amount payable shall be paid in the manner selected under 6.5, with either the lump sum or the first installment due within 30 days of the date the disability benefits stop. If the Participant dies, the provisions applicable to death shall be followed. If the Participant ceases to be disabled and does not resume active employment, the amount payable shall be paid in accordance with Section 6.

          7.6 A Participant is disabled if the Committee determines that either of the following apply:

               (a) The Participant is eligible to receive long-term disability benefits under a plan maintained by the Employer.

               (b) In the absence of eligibility for a plan described in (a), the Participant is permanently and totally disabled on the basis of comparable criteria.

     8.   WITHDRAWALS.

          8.1 A Participant or surviving spouse may withdraw the Participant's entire Account at any time before the Account would otherwise be payable. The amount paid on such a withdrawal shall be discounted ten percent from the stated balance of the Account. The other ten percent shall be forfeited as a penalty for early withdrawal. Distributions upon such a withdrawal shall be paid in cash from the Credit Account and in the form of Common Stock from the Stock Account.

          8.2 A Participant or surviving spouse may withdraw amounts from an Account before those amounts would otherwise have been paid because of Financial Hardship, as determined by the Committee. The withdrawal shall be limited to the amount reasonably necessary to meet the Financial Hardship. Distributions based upon Financial Hardship shall be paid entirely in cash even if withdrawals are from a Stock Account.

          8.3 "Financial Hardship" means a Participant's or surviving spouse's immediate and substantial financial need that cannot be met from other reasonably available resources and is caused by one or more of the following:

               (a) Medical expenses for the Participant or surviving spouse, a member of the Participant's or surviving spouse's immediate family or household, or other dependent.

               (b) Loss of or damage to a Participant's possessions or property due to casualty.

               (c)  Other extraordinary and unforeseeable
          circumstances arising from events beyond the Participant's control.

          8.4 The Committee shall establish guidelines and procedures for implementing withdrawals. An application shall be written, be signed by the Participant or surviving spouse and include a statement of facts causing the Financial Hardship, if applicable, and any other facts required by the Committee.

          8.5 The withdrawal date shall be fixed by the Committee. The Committee may require a minimum advance notice and may limit the amount, time and frequency of withdrawals.

     9.   SUPPLEMENTAL PENSION BENEFIT.

          9.1 The Company's Retirement Plan provides retirement benefits for eligible employees based in part on Compensation. A Participant that elects deferral of Compensation may receive smaller benefits under the Retirement Plan than would have been paid if none of the Participant's Compensation had been deferred. If the Participant receives benefits under the PacifiCorp Supplemental Executive Retirement Plan, or another nonqualified deferred compensation plan providing benefits that are offset by benefits of the Retirement Plan, the reduction in Retirement Plan benefits may be made up.

          9.2 If a Participant receives benefits under the Company's Retirement Plan that are reduced as a result of deferrals under this Plan and not made up by another nonqualified deferred compensation plan, a supplemental pension benefit shall be paid under this Plan as follows:

               (a) The supplemental pension benefit shall be the amount by which the benefit payable from the Retirement Plan is less than the amount of such benefit that would have been payable if the Participant had not deferred Compensation under this Plan.

               (b) Employer shall pay the supplemental pension benefit to the Participant at the same time and in the same form as the Participant's benefit is paid under the Retirement Plan.

    10.   AMENDMENT; TERMINATION.

          10.1 The Company may amend this Plan effective the first day of any month by notice to the Participants, except the provisions in 4.2 on adjustments of Stock Accounts shall not be changed, nor shall the rate of interest credited under 4.3 be reduced, without the consent of a Participant as to the Participant's Credit Account or Stock Account balance as of the date of the change or reduction.

          10.2 Subject to 10.4 at any time the Company may terminate the Plan and pay out all amounts payable to the Participants, spouses or other persons then entitled to such amounts and thereby discharge all the benefit obligations of the Plan. Upon such termination any assets remaining in the Trust shall be returned to the Company.

          10.3 If the Internal Revenue Service issues a final ruling that any amounts deferred under this Plan will be subject to current income tax, all amounts to which the ruling is applicable shall be paid to the Participants within 30 days.

          10.4 After a Change in Control, the Company may not terminate the Plan pursuant to 10.2 without receiving written approval by Participants with Accounts constituting a majority of the aggregate balance of all the Accounts in the Plan at the time of the Change in Control. "Change in Control" shall mean the occurrence of any of the following events:

               (a)  The consummation of:

                    (1) any consolidation, merger or plan of share exchange involving the Company (a "Merger") as a result of which the holders of outstanding securities of the Company ordinarily having the right to vote for the election of directors ("Voting Securities") immediately prior to the Merger do not continue to hold at least 50 percent of the combined voting power of the outstanding Voting Securities of the surviving or continuing corporation immediately after the Merger, disregarding any Voting Securities issued or retained by such holders in respect of securities of any other party to the Merger; or

                    (2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company.

               (b) At any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board ("Incumbent Directors") shall cease for any reason to constitute at least a majority thereof; provided, however, that the term "Incumbent Director" shall also include each new director elected during such two-year period whose nomination or election was approved by two-thirds of the Incumbent Directors then in office.

               (c) Any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act")) shall, as a result of a tender or exchange offer, open market purchases or privately negotiated purchases from anyone other than the Company, have become the beneficial owner (within the meaning of Rule 13d-3 under the Act), directly or indirectly, of Voting Securities representing 20 percent or more of the combined voting power of the then outstanding Voting Securities.

     11.  CLAIMS PROCEDURE.

          11.1 Any person claiming a benefit or requesting an interpretation, ruling or information under the Plan shall present the request in writing to the Committee, which shall respond in writing as soon as practicable.

          11.2 If the claim or request is denied, the written notice of denial shall state:

               (a) The reasons for denial, with specific reference to the Plan provisions on which the denial is based.

               (b) A description of any additional materials or information required and an explanation of why it is necessary.

               (c) An explanation of the Plan's claim review procedure.

          11.3 The initial notice of denial shall normally be given within 90 days of receipt of the claim. If special circumstances require an extension of time, the claimant shall be so notified and the time limit shall be 180 days.

          11.4 Any person whose claim or request is denied or who has not received a response within the time period described in 11.3 may request review by notice in writing to the Committee. The original decision shall be reviewed by the Committee, which may, but shall not be required to, grant the claimant a hearing. On review, whether or not there is a hearing, the claimant may have representation, examine pertinent documents and submit issues and comments in writing.

          11.5 The decision on review shall ordinarily be made within 60 days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be so notified and the time limit shall be 120 days. The decision shall be in writing and shall state the reasons and the relevant plan provisions. All decisions on review shall be final and bind all parties concerned.

     12.  GENERAL PROVISIONS.

          12.1 If suit or action is instituted to enforce any rights under this Plan, the prevailing party may recover from the other party reasonable attorneys' fees at trial and on any appeal.

          12.2 Any notice under this Plan shall be in writing and shall be effective when actually delivered or, if mailed, when deposited as first class mail postage prepaid. Mail shall be directed to the Company at the address stated in this Plan, to the Participant's last known home address shown in the Company's records, or to such other address as a party may specify by notice to the other parties. Notices to an Employer or the Committee shall be sent to the Company's address.

          12.3 The rights of a Participant under this Plan are personal. Except for the limited provisions of Section 7 no interest of a Participant or one claiming through a Participant may be directly or indirectly assigned, transferred or encumbered and no such interest shall be subject to seizure by legal process or in any other way subjected to the claims of any creditor. A Participant's rights to benefits payable under this Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge or encumbrance. Such rights shall not be subject to the debts, contracts, liabilities, engagements or torts of the Participant or the Participant's beneficiary.

          12.4 Following termination of membership on the Board of Directors of the Company or Advisory Boards or employment, a Participant shall not be a director or an employee of an Employer or an affiliate for any purpose, and payments under Sections 6 and 7 shall not constitute salary or wages. A Participant shall receive such payments as retirement benefits, not as compensation for performance of any substantial services.

          12.5 Amounts payable under this Plan shall be an obligation of the Company and the Trust described in Section 5. If an Employer merges, consolidates, or otherwise reorganizes or if its business or assets are acquired by another company, this Plan shall continue with respect to those eligible individuals who continue in the employ of the successor company. The transition of Employers shall not be considered a termination of employment for purposes of this Plan. In such an event, however, a successor corporation may terminate this Plan as to its Participants on the effective date of the succession by notice to Participants within 30 days after the succession.

          12.6 The Committee may decide that because of the mental or physical condition of a person entitled to payments, or because of other relevant factors, it is in the person's best interest to make payments to others for the benefit of the person entitled to payment. In that event, the Committee may in its discretion direct that payments be made as follows:

               (a)  To a parent or spouse or a child of legal age;

               (b)  To a legal guardian; or

               (c) To one furnishing maintenance, support, or hospitalization.

     13.  EXPENSES.

          Costs of administration of the Plan will be paid by the Company.

     14.  EFFECTIVE DATE.

          This Plan shall be effective December 1, 1994.

          Adopted:  November 9, 1994


                                                  PACIFICORP


                                                  By: MICHAEL J. PITTMAN
                                                      -------------------------

                                                  Executed:  November 30, 1994


AMENDMENT NO. 1 EXECUTED AS FOLLOWS EFFECTIVE JANUARY 1, 1995:
--------------------------------------------------------------


COMPANY                                           PACIFICORP


                                                  By: MICHAEL J. PITTMAN
                                                      -------------------------

                                                  Executed:  February 7, 1995

AMENDMENT NO. 2 EXECUTED AS FOLLOWS EFFECTIVE JANUARY 1, 1996:
--------------------------------------------------------------

COMPANY                                PACIFICORP


                                       By: MICHAEL J. PITTMAN
                                          ------------------------

                                       Executed:  May 27, 1996


AMENDMENT NO. 3 EXECUTED AS FOLLOWS EFFECTIVE JANUARY 1, 1999:
--------------------------------------------------------------

Adopted: November 18, 1998

COMPANY                                PACIFICORP


                                       By: KEITH McKENNON
                                          ------------------------

                                       Executed:  November 20, 1998